UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 28, 2012

(Date of Earliest Event Reported)

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(408) 542-2500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

SIGNATURES	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, the Compensation and Equity Ownership Committee (the “Compensation Committee”) of the Board of Directors of Harmonic Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved (i) base salaries for the named executive officers of the Company, and (ii) the adoption of the Harmonic 2012 Executive and Key Contributor Bonus Plan (the “Plan”). The participants in the Plan include the following named executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Carolyn V. Aver	Chief Financial Officer
Charles J. Bonasera	Senior Vice President, Operations
Mark Carrington	Senior Vice President, Worldwide Sales
Neven Haltmayer	Senior Vice President, Research and Development

Under the Plan, payment of a bonus to any participant that is a member of executive management, which includes the named executive officers identified above, will be based on performance against Company revenue, non-GAAP operating income, and strategic product revenue targets. A minimum threshold must be exceeded for each component before any bonus payment will be made with respect to that component. In addition, operating income must exceed a minimum threshold before any bonus payments are made with respect to the revenue component. In the event that the target metrics are surpassed, a participant in the Plan may be awarded a bonus payment up to a maximum of 200% of such participant’s target bonus payment.

The Senior Vice President, Worldwide Sales will be entitled to receive a bonus under the Plan as follows: (1) a substantial majority of his bonus will be based on the Company’s revenue; (2) the rate of his bonus based on revenue differs below and above the target revenue amount, but the amount of his bonus is 100% of his salary at the target revenue amount; and (3) a material portion of his target bonus will be based on the Company achieving strategic product revenue.

The 2012 base salary and target bonus of each executive officer is as follows:

Name	2012 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$450,000	100%
Carolyn V. Aver	$338,000	61.54%
Charles J. Bonasera	$260,000	60%
Mark Carrington	$270,400	100%
Neven Haltmayer	$275,000	60%

Participants in the Plan must remain employed through the date that a bonus is paid in order to qualify for a bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date:	March 1, 2012

By:	/s/ Carolyn V. Aver
Carolyn V. Aver
Chief Financial Officer

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